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                                EXHIBIT 10.17

                             Pri Automation, Inc.

                                PROMISSORY NOTE


$10,000,000.00                                 Boston, Massachusetts
                                                       March 1, 1996


     FOR VALUE RECEIVED, the undersigned PRI Automation, Inc., a Massachusetts corporation (formerly known as "Precision Robots, Inc.") (the "Borrower") hereby promises to pay to the order of FLEET BANK OF MASSACHUSETTS, N.A. (the "Bank") the principal amount of Ten Million and 00/100 ($10,000,000.00) Dollars or such portion thereof as has been advanced or may hereafter be advanced by the Bank pursuant to (S)1.2 of that certain letter agreement dated March 2, 1994 between the Bank and the Borrower, as amended (as so amended, the "Letter Agreement") and remains outstanding from time to time hereunder ("Principal"), with interest, at the rate hereinafter set forth, on the daily balance of all unpaid Principal, from the date hereof until payment in full of all Principal and interest hereunder.

     Interest on all unpaid Principal shall be due and payable monthly in arrears, on the first day of each month, commencing on the first such date after the advance of any Principal and continuing on the first day of each month thereafter and on the date of payment of this note in full, at a fluctuating rate per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) which shall at all times be equal to the Prime Rate as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law). A change in the aforesaid rate of interest shall become effective on the same day on which any change in the Prime Rate is effective. Notwithstanding the foregoing, under the circumstances described in (S)1.9 of the Letter Agreement, the interest rate payable under this note may be fixed at a Fixed Rate (determined as provided in said (S)1.9) for a Fixed Rate Period (as defined in said (S)1.9). Overdue Principal and, to the extent permitted by law, overdue interest shall bear interest at a rate per annum which at all times shall be equal to the sum of (i) two (2%) percent per annum plus (ii) the per annum rate otherwise payable under this note (but in no event in excess of the maximum rate permitted by then applicable law), compounded monthly and payable on demand. As used herein, "Prime Rate" means that rate of interest per annum announced by the Bank from time to time as its prime rate, it being understood that such rate is merely a reference rate, not necessarily the lowest, which serves as the basis upon which effective rates of interest are calculated for obligations making reference thereto.

     All outstanding Principal and all interest accrued thereon shall be due and payable in full on the first to occur of: (i) an acceleration under (S)5.2 of the Letter Agreement or (ii) March 1, 1998. The Borrower may at any time and from time to time prepay all or any portion of said Principal, without premium or penalty unless a Fixed Rate (as defined in the Letter Agreement) is applicable to such Principal at the date of any such prepayment. If such a prepayment is made at any time when a Fixed Rate is applicable to the Principal, the Borrower shall also pay to the Bank such additional amount, if any, as is required by (S)1.9 of the Letter Agreement. Under certain circumstances set forth in the Letter Agreement, prepayments of Principal may be required.


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     Payments of both Principal and interest shall be made, in immediately available funds, at the principal office of the Bank (now located at 75 State Street, Boston, Massachusetts 02109), or at such other address as the Bank may from time to time designate.

     The undersigned Borrower irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to this note or on the books of the Bank, at or following the time of making any Revolving Loan (as defined in the Letter Agreement) and of receiving any payment of Principal, an appropriate notation reflecting such transaction and the then aggregate unpaid balance of Principal. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower hereunder or under the Letter Agreement. The unpaid Principal amount of this note, as recorded by the Bank from time to time on such schedule or on such books, shall constitute presumptive evidence of the aggregate unpaid principal amount of the Revolving Loans.

     The Borrower hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands and notices generally in connection with the delivery, acceptance, performance, default or enforcement of or under this note, and (c) agrees to pay, to the extent permitted by law, all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Bank in enforcing this note and any collateral or security therefor, all whether or not litigation is commenced.

     This note is the Revolving Note referred to in, and is entitled to the benefits of, the Letter Agreement. This note is subject to prepayment (with such additional amount, if any, as may then be required by (S)1.9 of the Letter Agreement) as set forth in the Letter Agreement. The maturity of this note may be accelerated upon the occurrence of an Event of Default, as provided in the Letter Agreement.

     Executed, as an instrument under seal, as of the day and year first above written.

CORPORATE SEAL                      PRI AUTOMATION, INC.

ATTEST:


/s/Robert L. Birnbaum             By:/s/Mordechai Wiesler
- ----------------------------         ----------------------------------
Clerk                                 Name:   Mordechai Wiesler
                                      Title:  Chief Executive Officer

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